UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 15, 2008

VARIAN SEMICONDUCTOR EQUIPMENT ASSOCIATES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25395	77-0501994
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

35 Dory Road, Gloucester, MA	01930
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (978) 282-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 15, 2008, the board of directors of Varian Semiconductor Equipment Associates, Inc. (the “Company”) adopted:

•

a form of nonstatutory stock option agreement (the “New Option Agreement”), pursuant to which options will be granted to officers of the Company under the Company’s 2006 Stock Incentive Plan, as amended (the “Plan”); and

•

a form of restricted stock agreement (the “New RSA”, and, together with the New Option Agreement, the “New Forms”), pursuant to which restricted stock will be granted to employees, including officers, of the Company under the Plan.

The New Option Agreement replaces the existing form of nonstatutory stock option agreement listed as Exhibit 10.18 to the Company’s Annual Report on Form 10-K for the year ended September 30, 2007 (the “10-K”). The New RSA replaces the existing forms of restricted stock agreement listed as Exhibits 10.20 and 10.21 to the 10-K.

The terms of each New Form are substantially the same as the terms of the existing form such New Form is replacing except that the New Forms: (a) do not provide for acceleration of vesting of the option or restricted stock, as applicable, upon the participant’s retirement; and (b) with respect to the New RSA, provide an alternative for the participant to satisfy withholding taxes by surrendering shares of the Company’s common stock to the Company.

The foregoing descriptions of the New Forms are qualified in their entirety by reference to the actual New Forms, which are attached hereto as exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Semiconductor Equipment Associates, Inc.

By:	/s/ Robert J. Halliday
Name:	Robert J. Halliday
Title:	Executive Vice President, Treasurer and Chief Financial Officer

Date: August 20, 2008

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Nonstatutory Stock Option Agreement for Officers

10.2	Form of Restricted Stock Agreement for Employees including Officers